EXHIBIT 10.27

AMENDED AND RESTATED TECHNOLOGY TRANSFER AND LICENSE

AGREEMENT

by and between

CURAGEN CORPORATION

and

454 CORPORATION

June 24, 2003

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

i

2.5.3	Royalty Term	10
2.5.4	Payment Terms	10
2.5.5	Overdue Royalties	11
2.5.6	Records Retention; Review	12
2.6	EARLY ACCESS TO ROYALTY-BEARING SERVICES	12
2.7	APPROVAL OF CERTAIN CONTRACTS	12
2.8	SALES TO HUMAN HEALTH CARE COMPANIES	13
2.9	SEQUENCING SERVICES FOR CURAGEN	13

ARTICLE 3. LIMITATION OF LIABILITY		13
3.1.	CURAGEN LIMITATION OF LIABILITY AND RIGHT TO INDEMNIFICATION	13
3.2.	454 LIMITATION OF LIABILITY AND RIGHT TO INDEMNIFICATION	13
3.3.	INDEMNIFICATION PROCEDURES	14

ARTICLE 4. TREATMENT OF CONFIDENTIAL INFORMATION		14
4.1.	CONFIDENTIAL INFORMATION	14
4.2.	REPRESENTATION	14
4.3.	PROPRIETARY MATERIALS	15
4.4.	PUBLICITY	15

ARTICLE 5. REPRESENTATIONS AND WARRANTIES		15
5.1.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF CURAGEN	15
5.2.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF 454	16

ARTICLE 6. PATENT PROSECUTION AND INFRINGEMENT		16
6.1.	RIGHTS IN THE CORE TECHNOLOGY	16
6.2.	PATENT COORDINATORS	17
6.3.	NOTIFICATION OF INFRINGEMENT OR BREACH	17
6.4.	ENFORCEMENT OF RIGHTS IN THE CORE TECHNOLOGY	17
6.5.	RIGHTS IN IMPROVEMENT	18
6.6.	LIMITATION ON WARRANTIES	18
6.7.	LIMITATION ON DAMAGES	18

ARTICLE 7. TERM		18
7.1.	TERM	18
7.2.	TERMINATION	18
7.2.1.	Right to Terminate	18
7.2.2.	Bankruptcy	18
7.2.3.	Surviving Provisions	19

ARTICLE 8. MISCELLANEOUS		19
8.1.	NOTICES	19
8.2.	ENTIRE AGREEMENT	19
8.3.	NO IMPLIED WAIVERS: RIGHTS CUMULATIVE	20
8.4.	AMENDMENTS	20
8.5.	SUCCESSORS AND ASSIGNS	20
8.6.	GOVERNING LAW	20
8.7.	FORCE MAJEURE	20
8.8.	FURTHER ASSURANCES	20
8.9.	SEVERABILITY	20
8.10.	HEADINGS	21
8.11.	INTERPRETATION	21
8.12.	EXECUTION IN COUNTERPARTS	21
8.13.	TERMINATION OF ORIGINAL AGREEMENT	21

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

ii

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

iii

AMENDED AND RESTATED

TECHNOLOGY TRANSFER AND LICENSE AGREEMENT

THIS AMENDED AND RESTATED TECHNOLOGY TRANSFER AND LICENSE AGREEMENT (this “Agreement”) is dated as of June 24, 2003 (the “Restated Effective Date”) and is made by and between CuraGen Corporation, a Delaware corporation (“CuraGen”), and 454 Corporation, a Delaware corporation (“454”).

RECITALS

WHEREAS, 454 was formed to develop and exploit certain technology, methods and software developed at CuraGen for DNA-based analysis; and

WHEREAS, pursuant to the terms of the Technology Transfer and License Agreement dated as of June 6, 2000 by and between CuraGen and 454 (the “Original Agreement”), CuraGen exclusively licensed to 454 certain technology related to DNA-based analysis and certain improvements to such technology made and/or obtained by CuraGen for 454 to design, produce and sell equipment, instrumentation and reagents for DNA-based analysis in the 454 Field (as defined below) and 454 granted to CuraGen certain preferential access to such instrumentation, reagents and technology and certain improvements to such technology made by 454 for CuraGen to use in the CuraGen Field (as defined below); and

WHEREAS, the parties hereto wish to amend the Original Agreement to, inter alia, expand the permissible activities contemplated by the 454 Field, and to provide for the payment of a royalty by 454 to CuraGen in connection with 454’s providing of certain Sequencing Services (as defined below) and;

WHEREAS, the parties wish to set forth in a single document the terms and conditions of the Original Agreement, as so amended.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CuraGen and 454 agree as follows:

ARTICLE 1. DEFINITIONS

All capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth below.

1.1 “Affiliate” means any corporation, firm, limited liability company, partnership or other entity which directly or indirectly controls or is controlled by or is under common control with a party. For purposes of this Section 1.1 of this Agreement, “control” means ownership, directly or through one or more Affiliates, of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or more than fifty percent (50%) of the equity interests in the case of any other type of legal entity, status as a

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

general partner in any partnership, or any other arrangement whereby a party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity.

1.2 “Beta Site Agreement” has the meaning set forth in Section 2.2.2.

1.3 “Confidential Information” means the Core Technology and the prosecution files pertaining to the Core Patent Rights (both of which shall be deemed to be Confidential Information of 454), all proprietary information of 454, including 454’s business plans, mission, vision, specific technology, employees, advisors and consultants, all information concerning the terms of this Agreement and any other information which is disclosed by one party (the “disclosing party”) to the other party (the “receiving party”) pursuant to this Agreement. Notwithstanding the foregoing, Confidential Information shall not include information which: (a) is available to the public at the time of disclosure or becomes publicly known through no breach by the receiving party of the undertakings hereunder; (b) is disclosed, without restriction on further disclosure or use to the receiving party by a Third Party having a lawful right to make such disclosure; (c) the receiving party can establish by reasonable proof was in its possession at the time of disclosure or was subsequently and independently developed by employees of the receiving party who had no knowledge of the information disclosed; (d) is reasonably necessary to file or prosecute patent applications, to apply for regulatory approval to test or market products or services, or to prosecute or defend litigation so long as the receiving party uses reasonable efforts to secure confidential treatment when available; or (e) is approved for release by written authorization of the disclosing party. Notwithstanding the foregoing, the exception set forth in clause (c) above shall not apply to the Core Technology or the prosecution files pertaining to the Core Patent Rights.

1.4 “Control” or “Controlled” means with respect to any Technology, the possession by a party of the ability to grant a license or sublicense of such Technology as provided herein without violating the terms of any agreement or arrangement between such party and any Third Party.

1.5 “Core Know-How” means Technology Controlled by CuraGen as of the Effective Date relating to the use of any invention claimed in the Core Patent Rights.

1.6 “Core Patent Rights” means the provisional patent applications owned in whole or in part by CuraGen on the Effective Date that are listed on Schedule A attached hereto; any patent claims filed by CuraGen claiming inventions included in such provisional patent applications; patents issuing from such patent claims; and all divisionals, continuations, continuations-in-part (but solely to the extent directed to claims included in such provisional patent applications), divisions and renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof.

1.7 “Core Technology” means the Core Know-How and Core Patent Rights.

1.8 “CuraGen Field” means [****************************************************************************]

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

1.9 “CuraGen Process Improvement” means any Technology conceived or reduced to practice by CuraGen during the term of this Agreement which is covered by a claim of the Core Patent Rights.

1.10 “CuraGen Proprietary Software” has the meaning set forth in the Software License Agreement.

1.11 “CuraGen Third Party Process Improvement” means any Technology (a) that is conceived or developed by any Third Party, (b) for which rights become Controlled by CuraGen at any time during the term of this Agreement and (c) that would constitute a CuraGen Process Improvement if it had been conceived or reduced to practice by CuraGen during such time period.

1.12 “Effective Date” means June 6, 2000, the Effective Date of the Original Agreement.

1.13 “First Commercial Sale” means the date of the first commercial sale (other than for purposes of obtaining regulatory approval or for purposes of conducting preliminary testing) of any Royalty-Bearing Service by or on behalf of 454 to a Third Party in an arms-length transaction.

1.14 “454 Field” means (a) [**************************************************************************

*******************************] and (b) [*************************].

1.15 “454 Process Improvement” means any Technology conceived or reduced to practice by 454 during the term of this Agreement which is covered by a claim of the Core Patent Rights.

1.16 “454 Third Party Process Improvement” means any Technology (a) that is conceived or developed by any Third Party, (b) for which rights become Controlled by 454 at any time during the term of this Agreement period and (c) that would be a 454 Process Improvement if it had been conceived or reduced to practice by 454 during such time period.

1.17 “Instrument” means any device, equipment or instrument covered by a claim under the Core Patent Rights which is used to conduct DNA sequencing and/or analyze the results of such DNA sequencing, including, without limitation, the correlation of gene sequence expression and variation with disease, drug response or prognosis.

1.18 “Net Sales” means as to each calendar quarter during the Term, the gross invoiced sales prices charged by or on behalf of 454 or its Affiliates or sublicensees on all sales of Royalty-Bearing Services to a Third Party, less the following amounts:

(a) trade, quantity and cash discounts actually allowed;

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(b) discounts, refunds, rebates, chargebacks, retroactive price adjustments, billing errors and any other allowances (including, without limitation, government-mandated and managed health care-negotiated rebates) actually granted which effectively reduce the net selling price;

(c) product returns, refunds, credits and allowances actually granted;

(d) any sales and other taxes or duties imposed on the sale or delivery of the Royalty-Bearing Service (excluding any taxes based on income); and

(e) freight, postage, packing, shipping, customs duties, excises, tariffs, surcharges, other governmental charges (excluding federal, state or local taxes based on income or franchise taxes) and insurance charges actually allowed or paid for delivery of the Royalty-Bearing Service.

Such amounts shall be determined from the books and records of 454 and maintained in accordance with the generally accepted accounting principles, consistently applied. For purposes of clarity, any upfront fee or periodic subscription fees charged by 454 in exchange for Royalty-Bearing Services in exchange for the right to commercially exploit Royalty-Bearing Services are specifically included in Net Sales.

1.19 “Non-Competition Period” means a period of [********] years; provided, that, if CuraGen terminates this Agreement in accordance with Section 7.2.1 of this Agreement, the Non-Competition Period means a period of [********] years.

1.20 “Other Fields” means all fields other than the CuraGen Field and the 454 Field.

1.21 “Reagents” means any chemical compound or mixture of chemical compounds covered by a claim under the Core Patent Rights developed for use in an Instrument.

1.22 “Royalty-Bearing Services” means the provision by 454 to any Third Party of [***********************].

1.23 “Sequencing Services” means the use of Instruments to [***********************************].

1.24 “Software” means any computer programs and software covered by a claim under the Core Patent Rights developed for use on an Instrument, including any upgrades, modifications and enhancements made for such programs and software. For purposes of this Agreement the term “Software” shall not indicate CuraGen Proprietary Software.

1.25 “Software License Agreement“ has the meaning set forth in Section 2.1.6.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

1.26 “Technology” means and includes all inventions, discoveries, data, formulations, techniques and know-how, whether or not patentable or copyrightable, including any Instruments.

1.27 “Third Party” means any entity other than CuraGen and 454 and their respective Affiliates.

ARTICLE 2. TECHNOLOGY TRANSFER

2.1. Grant of Rights to 454.

2.1.1. Scope of Technology License. Subject to the terms and conditions of this Agreement, CuraGen hereby grants to 454 and its Affiliates a perpetual, exclusive (even as to CuraGen, except as provided in Section 2.1.2 and 2.2.1 of this Agreement), worldwide license or sublicense (as the case may be), with the right to grant sublicenses, under CuraGen’s interest in the Core Technology, any CuraGen Process Improvements and any CuraGen Third Party Process Improvements (which, in the last case, 454 elects to license pursuant to Section 2.1.5 of this Agreement) (a) to make, have made, use, sell, have sold, import, and have imported Instruments, Reagents and Software and to provide Sequencing Services, in any case solely within the 454 Field and (b) to otherwise exploit the Core Technology, CuraGen Process Improvements and such CuraGen Third Party Process Improvements, in each case for all purposes solely within the 454 Field. The foregoing licenses to 454 under the Core Technology shall be terminable by CuraGen only in accordance with Section 7.2 of this Agreement.

2.1.2. Retained Rights of CuraGen. Notwithstanding anything to the contrary in Section 2.1.1 above, 454 hereby acknowledges and agrees that no license is granted to 454 and its Affiliates under this Agreement to exploit the Core Technology, CuraGen Process Improvements and the CuraGen Third Party Process Improvements for any purpose outside the 454 Field.

2.1.3. Royalties. The licenses from CuraGen to 454 set forth in Section 2.1.1 of this Agreement shall be royalty-free and without a duty of accounting on the part of 454 to CuraGen except (a) to the extent that fees, milestones, royalties or other payments are due to an entity other than CuraGen or 454 or a wholly-owned subsidiary of CuraGen or 454 (“Third Party Royalties”) on account of 454’s exploitation of such license and (b) as provided in Section 2.5 below with respect to Royalty-Bearing Services. All such Third Party Royalties known to CuraGen as of the Effective Date are described on Schedule B attached hereto. Unless otherwise required by the Third Party, 454 hereby agrees, with respect to all Core Technology and CuraGen Process Improvements and all CuraGen Third Party Process Improvements it licenses from CuraGen under this Agreement, to pay all such Third Party Royalties and provide all related reports directly to the appropriate Third Parties within the time periods specified by the pertinent agreements with such Third Parties. CuraGen shall have the right, upon reasonable notice, to inspect and audit 454’s books and records during normal business hours to ensure that appropriate reports are made and Third Party Royalties paid to such Third Parties as

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

contemplated by the foregoing sentence. To the extent that CuraGen and 454 are both engaged in the exercise of rights under a license from a Third Party to Technology included in the Core Technology, CuraGen Process Improvements or CuraGen Third Party Process Improvements, CuraGen and 454 shall mutually agree on a reasonable allocation of any Third Party Royalties due thereunder based on the relative value of the license in the CuraGen Field and the 454 Field.

2.1.4 CuraGen Process Improvements. CuraGen shall notify 454 in writing of any patentable CuraGen Process Improvement within thirty (30) days of the filing of any patent application (including any provisional patent application) covering such CuraGen Process Improvement, which notice shall contain a copy of such application. Immediately as of such filing date, CuraGen shall be deemed to have granted to 454 the license described in Section 2.1.1 above with respect to such CuraGen Process Improvement. Representatives of the parties shall meet on a semi-annual basis, or more frequently at the option of either party, to disclose and exchange information and know-how regarding all CuraGen Process Improvements, whether or not patentable.

2.1.5 CuraGen Third Party Process Improvements. CuraGen shall notify 454 in writing of any CuraGen Third Party Process Improvement which becomes Controlled by CuraGen during the term of this Agreement, which notice shall contain a description of such CuraGen Third Party Process Improvement and any royalties that would be payable by 454 with respect to a sublicense thereof, in complete enough form to allow for proper evaluation thereof by 454. 454 shall provide CuraGen with written notice within five (5) business days of the date of its receipt of such notice if it finds the disclosure insufficient for such evaluation. 454 shall have [********] days from the date of such notice to provide a written response to CuraGen as to whether or not it wishes to sublicense such CuraGen Third Party Process Improvement. If the response is not received within such [********] period, as such period may be extended by written agreement of both parties, or if 454 indicates in its response that it does not wish to obtain a sublicense to such CuraGen Third Party Process Improvement, 454 shall thereafter have no right to sublicense such CuraGen Third Party Process Improvement and CuraGen shall have no further obligation to 454 with respect thereto. If 454 indicates in its response that it wishes to obtain a license to such CuraGen Third Party Process Improvement, CuraGen shall be deemed to have granted to 454 the sublicense described in Section 2.1.1 with respect to such CuraGen Third Party Process Improvement as of the date of such response.

2.1.6 Grant of Software License to 454. Subject to the terms and conditions of this Agreement, in furtherance of the grant of the license in Section 2.1.1 above, CuraGen hereby agrees to grant 454 a license to certain software of CuraGen useful for the organization and analyses of expression data on substantially the terms set forth in the form of Software License Agreement attached hereto as Exhibit A (the “Software License Agreement”).

2.1.7 Non-Competition in the CuraGen Field. Notwithstanding anything to the contrary contained herein, 454 hereby acknowledges and agrees that in partial consideration for the grant of the license in Section 2.1.1 above, during the term of this Agreement and, following the termination of this Agreement, for a period equal to the Non-Competition Period, (i) prior to the closing of a Qualified Public Offering, 454 shall not engage independently or with any Third

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Party in any business, venture or activity outside the 454 Field, and (ii) after the closing of a Qualified Public Offering, 454 shall not engage independently or with any Third Party in any business, venture or activity within the CuraGen Field. For the purposes of this Agreement, a “Qualified Public Offering” means a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (or any successor statute for registration of shares in public offerings) covering the offer and sale of Common Stock of 454 for the account of 454 to the public (other than a registration statement with respect to employee stock option or purchase plans) resulting in the aggregate receipt by 454 of at least [***********] of gross proceeds (before applicable discounts, commissions and expenses) and the listing of the Common Stock of 454 on a nationally recognized stock market or exchange, including the Nasdaq Stock Market, the New York Stock Exchange and the American Stock Exchange.

2.1.8 Consideration for the Grant of Rights. In exchange and as consideration for CuraGen’s grant of rights to 454 under this Section 2.1 and certain other consideration and upon the terms and subject to the conditions set forth in this Agreement, 454 has, on the Effective Date, issued and delivered to CuraGen twelve million (12,000,000) shares of 454’s Series A Preferred Stock, $.01 par value per share (the “Shares”).

2.2. Grant of Rights to CuraGen.

2.2.1. Grant of Technology License.

(a) Scope of License. Subject to the terms and conditions of this Agreement, 454 hereby grants to CuraGen and its Affiliates a perpetual, co-exclusive (with 454) worldwide license or sublicense (as the case may be), with the right to grant sublicenses, to 454’s interest in any Core Technology, 454 Process Improvements or 454 Third Party Process Improvements (which, in the latter case, CuraGen elects to license pursuant to Section 2.2.1(d) of this Agreement) to exploit such Core Technology, 454 Process Improvements and 454 Third Party Process Improvements within the CuraGen Field.

(b) No Accounting; Third Party Royalties. The license from 454 to CuraGen set forth in Section 2.2.1(a) of this Agreement shall be without a duty of accounting on the part of CuraGen to 454 and shall be royalty-free except to the extent that Third Party Royalties are due on account of CuraGen’s exploitation of such license. Unless otherwise required by the Third Party, CuraGen hereby agrees, with respect to all Core Technology, 454 Process Improvements and 454 Third Party Process Improvements it licenses from 454 under this Agreement, to pay all such Third Party Royalties and provide all related reports directly to the Third Party in the time periods specified by the pertinent agreements. 454 shall have the right, upon reasonable notice, to inspect and audit CuraGen’s books and records during normal business hours to ensure that appropriate reports are made and Third Party Royalties paid to such Third Parties as contemplated by the foregoing sentence. To the extent that CuraGen and 454 are both engaged in the exercise of rights under a license from a Third Party to Technology included in the Core Technology, 454 Process Improvements or 454 Third Party Process Improvements, CuraGen and 454 shall mutually agree on a reasonable allocation of any Third

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Party Royalties due thereunder based on the relative value of the license in the CuraGen Field and the 454 Field.

(c) 454 Process Improvements. During the Term of the Agreement, 454 shall notify CuraGen in writing of any patentable 454 Process Improvement within thirty (30) days of the filing of any patent application (including any provisional patent application) covering such 454 Process Improvement, which notice shall contain a copy of such application. Immediately as of such filing date, 454 shall be deemed to have granted to CuraGen the license described in Section 2.2.1 above with respect to such 454 Process Improvement. Representatives of the parties either shall meet on a semi-annual basis, or more frequently at the option of either Party, to disclose and exchange information and know-how regarding all 454 Process Improvements, whether or not patentable.

(d) 454 Third Party Process Improvements. 454 shall notify CuraGen in writing of any 454 Third Party Process Improvement which becomes Controlled by 454 during the Term of the Agreement, which notice shall contain a description of such 454 Third Party Process Improvement and any royalties that would be payable by CuraGen with respect to a sublicense thereof, in complete enough form to allow for proper evaluation thereof by CuraGen. CuraGen shall provide 454 with written notice within five (5) business days of the date of its receipt of such notice if it finds the disclosure insufficient for such evaluation. CuraGen shall have [*********] days from the date of such notice to provide a written response to 454 as to whether or not it wishes to sublicense such 454 Third Party Process Improvement. If the response is not received within such [*********] period, as such period may be extended by written agreement of both parties, or if CuraGen indicates in its response that it does not wish to obtain a sublicense to such 454 Third Party Process Improvement, CuraGen shall thereafter have no right to sublicense such 454 Third Party Process Improvement and 454 shall have no further obligation to CuraGen with respect thereto. If CuraGen indicates in its response that it wishes to obtain a license to such 454 Third Party Process Improvement, 454 shall be deemed to have granted to CuraGen the sublicense described in Section 2.2.1 with respect to such 454 Third Party Process Improvement as of the date of such response.

2.2.2. Grant of Beta Test Site License. 454 and CuraGen hereby agree that, during the term of this Agreement, CuraGen shall have the option to serve as the exclusive beta test site for all Instruments, Reagents and Software developed by 454 for use in the CuraGen Field on substantially the terms contained in the form of Beta and Production Product Supply Agreement attached hereto as Exhibit B (the “Beta Site Agreement”).

2.2.3. Supply of Instruments, Reagents and Software. During the term of this Agreement and on a non-exclusive basis, 454 will sell to CuraGen for use as provided herein, and CuraGen will purchase from 454, Instruments, Reagents and Software in accordance with the terms set forth on Schedule C attached hereto. In the event there is a conflict between this Agreement and the Beta Site Agreement with respect to the supply of Instruments, Reagents and Software, the terms of the Beta Site Agreement shall control.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

2.3 Rights in Other Fields.

2.3.1. Rights in Other Fields. Unless prohibited by confidentiality obligations to Third Parties and subject to any restrictions provided herein or in the Certificate of Incorporation of CuraGen, if either party becomes aware of the potential use in Other Fields of Core Technology, it shall promptly advise the other party of said use and provide a summary of the information in its possession relating to such potential use. In the event that either party wishes to develop or commercialize any such Core Technology for any use in such Other Field, it shall first provide written notice to the other party and shall offer the other party the right of first negotiation described in Section 2.3.2 hereof.

2.3.2. Right of First Negotiation. In the event that either party has a right of first negotiation as provided in Section 2.3.1, the other party (the “Offering Party”) shall give written notice to the party having such right (the “Receiving Party”) specifying in reasonable detail the Other Field in which the Offering Party intends to develop and commercialize the Core Technology and the uses within the Other Field for which the Offering Party intends to develop and commercialize such Core Technology (the “Offer”). The Receiving Party shall have [*********] days after the date of the Offer to provide a written response to the Offering Party (the “Response”) as to whether or not it wishes to enter into negotiations with the Offering Party with respect to such rights. If the Response states that the Receiving Party wishes to enter into negotiations with the Offering Party, the parties shall negotiate in good faith the licensing of such rights to such Core Technology for a period of [*********] days from the date of the Response. If the Response is not received within the [*********] day response period or if the Receiving Party declines to enter into negotiations or if the parties do not agree upon and execute a written agreement within the [*********] day negotiation period, as such period may be extended by written agreement of both parties, the Offering Party shall thereafter have the right, alone or in collaboration with a Third Party, to pursue development, commercialization or licensing of the Core Technology in such Other Field and for the uses which were the subject of the Offer.

2.4 Corporate Opportunity. 454 hereby acknowledges that CuraGen has certain rights (a) under Section 2.3.1 hereof, to conduct business under certain conditions in Other Fields, and (b) under Section 1.1 of the Beta Agreement to conduct business within the 454 Field, and hereby agrees that if CuraGen or any director or officer of 454 who is a director, officer or employee of CuraGen acquires knowledge of any potential transaction or matter which may be a Corporate Opportunity or otherwise is then exploiting any Corporate Opportunity (whether such Corporate Opportunity is in the 454 Field, the CuraGen Field or Other Fields), 454 shall have no interest in, and no expectation that, such Corporate Opportunity be offered to it, any such interest or expectation being hereby renounced so that CuraGen and such individuals (1) shall have no duty to communicate, or present such Corporate Opportunity to 454, shall have the right to hold any such Corporate Opportunity for CuraGen’s (and its officers’, directors’, agents’, stockholders’, members’, partners’, Affiliates’ or Subsidiaries’) own account, or to recommend, assign or otherwise transfer such Corporate Opportunity to persons other than 454 or any Subsidiary of 454, and (2) cannot be liable to 454 or its stockholders for breach of any fiduciary duty as a stockholder, officer or director of 454 or otherwise by reason of the fact that CuraGen pursues or acquires such Corporate Opportunity for itself, directs, sells, assigns or otherwise transfers such Corporate Opportunity to another person, or does not communicate information regarding such Corporate Opportunity to 454. For purposes of this Section 2.4, “Corporate Opportunity” shall

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

mean an investment or business opportunity or prospective economic or competitive advantage in which 454 could, but for the provisions of this Section 2.4, have an interest or expectancy.

2.5 Royalties on Sales of Royalty-Bearing Services.

2.5.1 Royalties; Accounting. In consideration of the grant of the license by CuraGen hereunder, and subject to the other terms of this Agreement, commencing on the date of First Commercial Sale of any Royalty-Bearing Service and continuing for the remainder of the Royalty Term, 454 shall pay to CuraGen a royalty of [********] of the total Net Sales of all Royalty-Bearing Services sold by 454 and/or its Affiliates and/or its sublicensees.

2.5.2 Third Party Royalty Offset. In the event that during the Royalty Term, 454 is required (a) to enter into any agreement with any Third Party to obtain a license to an issued patent or patents in the absence of which the sale of a Royalty-Bearing Service would cause it to infringe such patent in a given country (each, a “Third Party Agreement”) and (b) to make royalty payments under such Third Party Agreements, then, solely to the extent the royalties paid under such Third Party Agreements exceed [************], the royalties due to CuraGen pursuant to Section 2.5.1 above for such Royalty-Bearing Service may be reduced by [************] of the amount by which such royalty payments exceed [************]; provided, that, any such reductions under this Section 2.5.2 shall in no event reduce the royalty for such Royalty-Bearing Service in any such country payable pursuant to Section 2.5.1 above to less than [************].

2.5.3 Royalty Term. 454 shall pay royalties with respect to each Royalty-Bearing Service on a country-by-country basis commencing on the date of First Commercial Sale of such Royalty-Bearing Service until and continuing to the later of (a) the last-to-expire of the Core Patent Rights whose claims cover the manufacture, use or sale of such Royalty-Bearing Service in such country, or (b) [***********] years from the First Commercial Sale of such Royalty-Bearing Service in such country (the “Royalty Term”). Following such Royalty Term, 454 shall have a fully paid-up, irrevocable, freely transferable and sublicensable license in such country under the relevant Core Patent Rights and Core Technology, to develop, have developed, make, have made, use, have used, sell, have sold, offer for sale, import and have imported such Royalty-Bearing Service in such country. The parties hereby acknowledge and agree that (a) royalties may be payable hereunder for a Royalty-Bearing Service for which no Core Patent Rights exist or for which no license is granted by CuraGen and (b) under such circumstances, such royalties shall be in consideration of the commercial advantage and background information gained from the license hereunder.

2.5.4 Payment Terms.

(a) Timing of Payments. 454 shall make all royalty payments owed to CuraGen in United States Dollars, quarterly within thirty (30) days following the end of each calendar quarter for which such royalties are deemed to occur (as provided in the next sentence), using the wire transfer provisions of this Section 2.5.4. For purposes of determining when a sale of any Royalty-Bearing Service occurs under this Agreement, the sale shall be deemed to occur on the earlier of (a) the date the Royalty-Bearing Service is shipped or provided, as the case may

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

be or (b) the date of the invoice to the purchaser of the Royalty-Bearing Service. Each royalty payment shall be accompanied by a report for each country in which sales of Royalty-Bearing Services occurred in the calendar quarter covered by such statement, specifying: the gross sales (if available) and Net Sales in each country’s currency; the applicable royalty rate under this Agreement; the royalties payable in each country’s currency, including an accounting of deductions taken in the calculation of Net Sales; the applicable exchange rate to convert from each country’s currency to United States Dollars under this Section 2.5.4; and the royalties payable in United States Dollars.

(b) Foreign Currency Exchange. All royalties shall be payable in full in the United States in United States Dollars, regardless of the countries in which sales are made. For the purpose of computing Net Sales for Royalty-Bearing Services sold in any currency other than United States Dollars, the quarterly royalty payment will be calculated as follows:

(A/B) x C = United States Dollars royalty payment on foreign sales, where

A =	foreign “Net Sales” (as defined above) per quarter;
B =	foreign exchange conversion rate, expressed in local currency per United States Dollar (using as the applicable foreign exchange rate the average of the rate published in the western edition of The Wall Street Journal, or any other mutually agreed upon source, for the last business day of the calendar quarter); and
C =	the royalty rate applicable to such Net Sales under this Agreement.

(c) Tax Withholding; Restrictions on Payment. All payments hereunder shall be made free and clear of any taxes, duties, levies, fees or charges, except for withholding taxes (to the extent applicable). 454 shall make any applicable withholding payments due on behalf of CuraGen and shall promptly provide CuraGen with written documentation of any such payment sufficient to satisfy the requirements of the United States Internal Revenue Service relating to an application by CuraGen for a foreign tax credit for such payment. If by law, regulations or fiscal policy of a particular country, remittance of royalties in United States Dollars is restricted or forbidden, written notice thereof shall promptly be given to CuraGen, and payment of the royalty shall be made by the deposit thereof in local currency to the credit of CuraGen in a recognized banking institution designated by CuraGen by written notice to 454. When in any country the law or regulations prohibit both the transmittal and the deposit of royalties on sales in such country, royalty payments shall be suspended for as long a such prohibition is in effect and as soon as such prohibition ceases to be in effect, all royalties that 454 would have been under an obligation to transmit or deposit but for the prohibition shall forthwith be deposited or transmitted, to the extent allowable.

(d) Wire Transfers. All payments hereunder shall be made to CuraGen by bank wire transfer in immediately available funds to the account designated by CuraGen by written notice to 454 from time to time.

2.5.5 Overdue Royalties. All royalties not paid within the time period set forth in this Article 2 shall bear interest at a rate of [************] per month from the due date until paid in full.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

2.5.6 Records Retention; Review.

(a) Royalties. 454 and its Affiliates and/or sublicensees shall keep for at least three (3) years from the end of the calendar year to which they pertain complete and accurate records of sales by 454, or its Affiliates and/or sublicensees, as the case may be, of each Royalty-Bearing Service, in sufficient detail to allow the accuracy of the royalties to be confirmed.

(b) Review. At the request of CuraGen, upon at least [************] days prior written notice from CuraGen (except as otherwise provided herein), 454 shall permit an independent certified public accountant reasonably selected by CuraGen and reasonably acceptable to 454 to inspect (during regular business hours) the relevant records required to be maintained by 454 under this Section 2.5.6. At CuraGen’s request (which shall not be made more frequently than once per year during the term), the accountant shall be entitled to review the then-preceding three (3) years of 454’s records under this Section 2.5.6 for purposes of verifying 454’s royalty calculations. In every case the accountant must have previously entered into a confidentiality agreement with both parties substantially similar to the provisions of Article 4 and limiting the disclosure and use of such information by such accountant to authorized representatives of the parties and the purposes germane to this Section 2.5.6. Results of any such review shall be made available to both parties and shall be binding on both parties. CuraGen agrees to treat the results of any such accountant’s review of the 454’s records under this Section 2.5.6 as Confidential Information of 454 subject to the terms of Article 4. If any review reveals a deficiency in the calculation of royalties resulting from any underpayment by 454, 454 shall promptly pay CuraGen the amount remaining to be paid (plus interest thereon at the rate provided in Section 2.5.5 above), and if such underpayment is by [************] or more, 454 shall pay all costs and expenses of the review.

2.6 Early Access to Royalty-Bearing Services. In partial consideration of the rights granted to it hereunder, 454 hereby agrees for a period of not less than [*******] months prior to the provision by it of any Royalty-Bearing Service and/or the shipment by it to any Third Party of an Instrument that provides a Royalty-Bearing Service, it will first offer such Royalty-Bearing Service exclusively to CuraGen, under either the Beta Site Agreement or under a separate agreement, as the case may be, on the terms set forth on Schedule C attached hereto and such additional terms as may be mutually acceptable to the parties.

2.7 Approval of Certain Contracts. Notwithstanding anything to the contrary contained in this Agreement, 454 hereby agrees that during the period commencing on the Restated Effective Date and continuing through [***********************], without the prior written approval of CuraGen, it shall not enter into any agreement (a) [*****************************************

********************************************************************] or (b) [*****************************

****************************************************************] or (c) [*******************************

******************************************]. 454 hereby further agrees that CuraGen may withhold any approval under subsection (a) above if CuraGen determines, (i) [**************************************************************

********************************************************]

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

or (ii) [************************************************************************ **************************].

2.8 Sales to Human Health Care Companies. The Parties hereby agree that during the period commencing on the Restated Effective Date and continuing through the [****************************] all promotional activities by 454 with respect to human health care companies shall be performed in accordance with Schedule D attached hereto.

2.9 Sequencing Services for CuraGen. 454 hereby agrees that it shall perform any Sequencing Services that CuraGen may request in writing from time to time during the term of this Agreement either for itself or as part of a collaboration at its fully-burdened cost. Any collaboration work that is solely Sequencing Services (to which CuraGen consents) will be priced at market and 454 will pay CuraGen the Section 2.5 royalty.

ARTICLE 3. LIMITATION OF LIABILITY

3.1. CuraGen Limitation of Liability and Right to Indemnification. CuraGen and its Affiliates, and their respective directors, officers, employees and agents, shall not be liable for any loss, damage, injuries or other casualty of any kind, or by whomsoever caused, to the person or property of anyone, including 454, arising out of or resulting from (i) the lack of freedom of 454 to use the Core Technology, any CuraGen Process Improvement or any CuraGen Third Party Process Improvement without infringing the intellectual property rights of any Third Party (except to the extent represented by CuraGen in Section 5.1(d) of this Agreement) or (ii) the use of the Core Technology, any CuraGen Process Improvement or any CuraGen Third Party Process Improvement in any product made, used or sold or service (including any Instrument or Royalty-Bearing Service) performed by 454 or a licensee of 454 (except CuraGen) (a “CuraGen Loss”). 454, for itself, its successors and assigns, shall indemnify and hold CuraGen and its Affiliates, and their respective directors, officers, employees and agents, harmless from and against any and all claims, demands, liabilities, suits or actions, actual or threatened (including all reasonable expenses and attorney’s fees incurred or imposed on CuraGen in connection therewith) for any CuraGen Loss.

3.2. 454 Limitation of Liability and Right to Indemnification. 454 and its Affiliates, and their respective directors, officers, employees and agents, shall not be liable for any loss, damage, injuries or other casualty of any kind, or by whomsoever caused, to the person or property of anyone, including CuraGen arising out of or resulting from (i) the lack of freedom of CuraGen to use the Core Technology, any 454 Process Improvement or any 454 Third Party Process Improvement without infringing the intellectual property rights of any Third Party or (ii) the use of the Core Technology, any 454 Process Improvement or any 454 Third Party Process Improvement in any product made, used or sold or service performed by CuraGen or a licensee of CuraGen (except 454) (a “454 Loss”). CuraGen, for itself, its successors and assigns, shall indemnify and hold 454 and its Affiliates, and their respective directors, officers, employees and agents, harmless from and against all claims, demands, liabilities, suits or actions,

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

actual or threatened (including all reasonable expenses and attorney’s fees incurred or imposed on 454 in connection therewith) for any 454 Loss.

3.3. Indemnification Procedures.

A party seeking indemnification under this Article 3 (the “indemnified party”) shall give prompt notice of the claim to the other party (the “indemnifying party”). If the indemnifying party is not contesting the indemnity obligation, the indemnified party shall permit the indemnifying party to control any litigation or threatened litigation relating to such claim and the settlement or other disposition of any such claim, provided that the indemnifying party shall act reasonably and in good faith with respect to all matters relating to the defense and settlement or other disposition of any such claim as the settlement or other disposition relates to the persons being indemnified under this Article 3 and the indemnifying party shall not settle or otherwise resolve any such claim without prior notice to the indemnified party. If the settlement or other disposition of any such claim involves anything other than the payment of money by the indemnifying party, the consent of the indemnified party shall be required, which consent shall not be unreasonably withheld or delayed. The indemnified party shall cooperate with the indemnifying party in its defense of any claim for which indemnification is sought under this Article 3.

ARTICLE 4. TREATMENT OF CONFIDENTIAL INFORMATION

4.1. Confidential Information. CuraGen and 454 each recognizes that the other party’s Confidential Information constitutes highly valuable and proprietary confidential information. Subject to the right of each party to exploit the licenses granted to it in Article 2 of this Agreement in keeping with the terms and conditions of Article 2 of this Agreement, CuraGen and 454 each agrees that it will keep confidential and will cause its employees, consultants, Affiliates, licensees and sublicensees to keep confidential, all Confidential Information of the other party that is disclosed to it, or to any of its employees, consultants, Affiliates, licensees and sublicensees, pursuant to or in connection with this Agreement. Neither CuraGen nor 454 nor any of their respective employees, consultants, Affiliates, licensees and sublicensees shall use Confidential Information of the other party for any purpose whatsoever except as expressly permitted in this Agreement. In the event that either party desires to make a presentation or disclosure to any potential licensee or sublicensee which includes Confidential Information relating to the Core Technology, such party shall do so solely under the terms of an agreement that imposes non-disclosure and non-use restrictions on the potential licensee or sublicensee.

4.2. Representation. CuraGen and 454 each represent that all of its employees and the employees of its Affiliates, and any consultants to such party or its Affiliates, who shall have access to Confidential Information of the other party are bound by written obligations to maintain such information in confidence and not to use such information except as expressly permitted herein. Each party hereby agrees to enforce all such confidentiality obligations to which its employees and consultants and those of its Affiliates are obligated.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

4.3. Proprietary Materials. For purposes of this Section, “Proprietary Materials” means confidential or proprietary tangible biological, chemical, or physical materials (“Materials”) that are developed, discovered, or acquired by a party and which are furnished by one party (the “Supplier”) to the other party (the “Recipient”) in connection with the performance of this Agreement. The Recipient shall not use Proprietary Materials for any purpose other than exercising any rights granted to it or reserved by it hereunder. The Recipient shall use the Proprietary Materials only in compliance with all applicable federal, state, and local laws and regulations. The Recipient shall not transfer any Proprietary Materials to any third party without the prior written consent of the Supplier, except as expressly permitted hereby. Upon the expiration or termination of this Agreement, the Recipient shall at the instruction of Supplier either destroy or return any unused Proprietary Materials, which is not the subject of the grant of a continuing license hereunder.

4.4. Publicity. Neither party may publicly disclose the terms of this Agreement without the prior written consent of the other party; provided, however, that either party may make such a disclosure to the extent required by law or by the requirements of any nationally recognized securities exchange, quotation system or over-the-counter market on which such party has its securities listed or traded. The parties, upon the execution of this Agreement, will agree to a news release for publication in general circulation and industry periodicals; provided, however, that such news release shall be issued only at such time as both parties mutually agree. Once any written statement is approved for disclosure by both parties, either party may make subsequent public disclosure of the contents of such statement without the further approval of the other party.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES

5.1. Representations, Warranties and Covenants of CuraGen. CuraGen represents, warrants and covenants to 454 as follows:

(a) CuraGen is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate powers adequate for executing, delivering and performing its obligations under this Agreement.

(b) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of CuraGen.

(c) The execution, delivery and performance of this Agreement do not and will not conflict with or contravene any provision of the charter documents or by-laws of CuraGen or any agreement, document, instrument, indenture or other obligation of CuraGen.

(d) To its knowledge, CuraGen owns and has the right to license the Core Technology and the consummation of the transactions contemplated by this Agreement will not alter or impair such right. To its knowledge, no material claims have been asserted against CuraGen, and no claims are pending against CuraGen in writing, regarding CuraGen’s

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

ownership or use of the Core Technology. CuraGen makes no representations or warranties of non-infringement of the proprietary rights of other parties.

5.2. Representations, Warranties and Covenants of 454. 454 represents, warrants and covenants to CuraGen as follows:

(a) 454 is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate powers adequate for executing and delivering, and performing its obligations under this Agreement.

(b) The execution, delivery and performance of this Agreement and the Shares have been duly authorized by all necessary corporate action on the part of 454.

(c) The execution, delivery and performance of this Agreement and the Shares do not and will not conflict with or contravene any provision of the charter documents or bylaws of 454 or any agreement, document, instrument, indenture or other obligation of 454.

ARTICLE 6. PATENT PROSECUTION AND INFRINGEMENT

6.1. Rights in the Core Technology. 454 shall be responsible, at 454’s sole expense, for the preparation, filing and prosecution and maintenance of such patent applications and patents included in the Core Patent Rights as 454 shall determine in its sole discretion; provided, however, that upon the request of CuraGen, 454 shall use patent counsel selected by CuraGen, the caliber of whom shall be reasonably acceptable to 454; and, provided further, that CuraGen shall reimburse 454 for the cost of preparation, filing, prosecution and maintenance of all such patent applications and patents that are directed primarily to the CuraGen Field. 454 shall keep CuraGen’s Patent Coordinator (as defined below) informed as to the status of the patent applications and the patents included in the Core Technology and shall consult with CuraGen’s Patent Coordinator with respect to any substantive decisions and communications in such prosecutions and shall give due consideration to the advice and comments of the CuraGen Patent Coordinator; provided, however, that any such decision and the substance of any such communication shall be finally determined by 454 in its sole discretion. Such patent counsel shall provide copies to CuraGen of all filings and correspondence with any patent offices, administrative boards or courts which 454 sends or receives in connection with the filing, prosecution or maintenance of the Core Patent Rights, and shall provide CuraGen with advance drafts of all substantive communications to be made by 454 with any patent offices, administrative boards or courts in connection with the filing, prosecution or maintenance of the Core Patent Rights. 454 shall provide advance written notice to CuraGen if, for any reason, it elects not to perform or continue the preparation, filing, prosecution or maintenance of any of the patent applications or patents included in the Core Patent Rights, in which case, CuraGen shall have the right to do so at its sole expense; provided, however, that if CuraGen shall so elect to perform or continue the preparation, filing, prosecution or maintenance of any of the patent applications or patents included in the Core Patent Rights, 454 shall, at its election, either (i) give up its license with respect to such patent applications or patents or (ii) reimburse CuraGen for all reasonable expenses incurred to perform or continue the preparation, filing, prosecution or

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

maintenance of such patent applications or patents. If, pursuant to the preceding sentences, CuraGen assumes responsibility for the preparation, filing, prosecution or maintenance of any patent applications or patents included in the Core Patent Rights, 454 shall fully cooperate and assist CuraGen in furtherance thereof.

6.2. Patent Coordinators. CuraGen and 454 shall each appoint a “Patent Coordinator” who shall be a person designated from time to time to serve as such Party’s primary liaison with the other Party on matters relating to patent filing, prosecution, maintenance and enforcement specified in this Article 6. Each Party may replace its Patent Coordinator at any time by notice in writing to the other Party. The initial Patent Coordinators shall be:

For CuraGen (the “CuraGen Patent Coordinator”): [****************]

For 454 (the “454 Patent Coordinator”): [**************]

6.3. Notification of Infringement or Breach. Each party shall notify the other of any infringement of any patent included in the Core Technology, or of any breach of any agreement pertaining to Confidential Information by any person and shall provide the other with the available evidence, if any, of such infringement or breach, in each case to the extent known to such party.

6.4. Enforcement of Rights in the Core Technology. If CuraGen or 454 has actual notice of infringement of any Core Technology, the respective officers of CuraGen and 454 shall confer to determine in good faith an appropriate course of action to enforce the parties’ rights in such Core Technology or otherwise abate the infringement. If 454 determines that enforcement of the parties’ rights in the Core Technology is appropriate, 454 shall have the right, but not the obligation, at its own expense, to take appropriate action to enforce such right; provided, however, that if 454 elects to so act, CuraGen shall have the right to participate in such enforcement by agreeing to bear a percentage of the costs of such enforcement in such amount as the parties shall determine not to exceed [************]. All amounts recovered in any action to enforce the parties’ rights in the Core Technology undertaken by 454 and CuraGen, whether by judgment or settlement, shall be retained by 454 and CuraGen pro rata according to the respective percentages of expenses borne by them in enforcing their rights to the Core Technology rights. If, within a reasonable period of time after notice of such infringement or breach, 454 has not commenced action to enforce such rights or thereafter ceases to pursue diligently such action, CuraGen shall have the right, but not the obligation at its expense, to take appropriate action to enforce such rights as its sole remedy hereunder. All amounts recovered in any action to enforce Core Technology rights undertaken by CuraGen at its expense, whether by judgment or settlement, shall be retained by CuraGen. CuraGen and 454 shall fully cooperate with each other in the planning and execution of any action to enforce their rights in the Core Technology. Neither CuraGen nor 454 shall enter into any settlement that includes a license to use the Core Technology in a field reserved for or exclusively licensed to the other party hereunder, an agreement not to enforce the Core Technology or any statement prejudicial to the validity or enforceability of the Core Technology without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

6.5. Rights in Improvements. Each party shall be responsible, at its sole expense, for the preparation, filing and prosecution and maintenance of such patent applications and patents pertaining to improvements made by such party to the Core Patent Rights as it shall determine in its sole discretion.

6.6. Limitation on Warranties. Nothing in this Agreement shall be construed as a representation made or warranty given by either party hereto that any license granted hereunder, or that the use of any Technology licensed hereunder, will not infringe the patent or proprietary rights of any other person. IN ADDITION, 454 ACKNOWLEDGES THAT THE CORE TECHNOLOGY, ANY CURAGEN PROCESS IMPROVEMENT AND/OR ANY CURAGEN THIRD PARTY PROCESS IMPROVEMENT IS LICENSED TO 454 AS IS AND 454 EXPRESSLY HEREBY WAIVES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO SUCH TECHNOLOGY OF 454, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. CURAGEN ACKNOWLEDGES THAT THE CORE TECHNOLOGY, ANY 454 PROCESS IMPROVEMENT AND/OR ANY 454 THIRD PARTY PROCESS IMPROVEMENT IS LICENSED TO CURAGEN AS IS AND CURAGEN EXPRESSLY HEREBY WAIVES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO SUCH TECHNOLOGY OF 454, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6.7. Limitation on Damages. NEITHER PARTY TO THIS AGREEMENT SHALL BE ENTITLED TO RECOVER FROM THE OTHER ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES UNDER ANY CIRCUMSTANCES.

ARTICLE 7. TERM

7.1. Term. Subject only to Section 7.2 of this Agreement, this Agreement shall be effective as of the date hereof and shall continue in full force and effect in perpetuity, it being understood that, in the event of a termination by a Third Party of a party’s license to any Technology sublicensed to the other party hereunder, the other party’s sublicense to such Technology shall terminate upon the termination of such license by the Third Party.

7.2. Termination.

7.2.1. Right to Terminate for Breach. CuraGen shall have the right to terminate this Agreement (including without limitation the license granted under Section 2.1 of this Agreement) in the event 454 breaches this Agreement by giving thirty (30) days written notice thereof to 454.

7.2.2. Right to Terminate for Bankruptcy. In the event that either party files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

within sixty (60) days of the filing thereof, then the other party may terminate this Agreement effective immediately upon written notice to such party.

7.2.3. Surviving Provisions. Termination of this Agreement for any reason shall be without prejudice to rights which expressly survive termination in accordance with the terms of this Agreement, including without limitation, rights that survive under Articles 3 and 4 and Sections 7.2.3, 8.1,8.6, 8.9 and 8.10, all of which shall survive such termination.

ARTICLE 8. MISCELLANEOUS

8.1. Notices. All notices, requests and other communications to CuraGen or 454 hereunder shall be in writing, shall refer specifically to this Agreement, and shall be (a) personally delivered, (b) sent by facsimile transmission, (c) sent by certified mail, return receipt requested, postage prepaid, or (d) sent by recognized courier service providing evidence of delivery, in each case to the respective address specified below (or to such address as may be specified in writing in accordance herewith to the other party hereto):

If to CuraGen:	CuraGen Corporation
555 Long Wharf Drive
New Haven, CT 06511
Attention: President

If to 454:	454 Life Sciences
20 Commercial Street
Branford, CT06405
Attention: President

In each case, with a copy to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Tel.: (617) 542-6000
Fax: (617) 542-2241
Attention: Jeffrey M. Wiesen, Esq.

Any notice or communication given in conformity with this Section 8.1 shall be deemed to be effective when received by the addressee, if delivered by hand or by courier, when confirmed by the addressee if delivered by facsimile and five (5) days after mailing, if mailed.

8.2. Entire Agreement. This Agreement constitutes, on and as of the date hereof, the entire agreement of CuraGen and 454 with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between CuraGen and 454 with respect to such subject matter are hereby superseded in their entirety.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

8.3. No Implied Waivers: Rights Cumulative. No failure on the part of CuraGen or 454 to exercise and no delay in exercising any fight, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

8.4. Amendments. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each party or, in the case of waiver, by the party or parties waiving compliance. The delay or failure of any party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

8.5. Successors and Assigns. The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, CuraGen and 454, and their respective successors and assigns.

8.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to the application of principles of conflicts of law.

8.7. Force Majeure. Neither CuraGen nor 454 shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of CuraGen or 454. In event of such force majeure, the party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

8.8. Further Assurances. Each of CuraGen and 454 agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the execution of such additional assignments, agreements, documents and instruments, that may be necessary or as the other party hereto may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectually the provisions and purposes of, or to better assure and confirm unto such other party its rights and remedies under, this Agreement.

8.9. Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

applicable law, CuraGen and 454 hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

8.10. Headings. Headings used herein are for convenience only and shall, not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

8.11. Interpretation. Each of CuraGen and 454 hereby acknowledges and agrees that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in a favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

8.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

8.13. Termination of Original Agreement. The parties acknowledge and agree that (a) the Original Agreement is hereby terminated as of the Restated Effective Date and (b) except as provided in this Agreement, all rights, obligations and licenses of 454 and/or CuraGen under the Original Agreement shall terminate and shall be of no further force and effect on and after such Restated Effective Date.

[Remainder of page intentionally left blank]

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective corporate names by their respective authorized representatives as of the date first above written.

CURAGEN CORPORATION

By:	/s/ CHRISTOPHER K. MCLEOD

Name: Christopher K. McLeod
Title: Executive Vice President

454 CORPORATION

By:	/s/ RICHARD BEGLEY

Name: Richard Begley
Title: Chief Executive Officer and President

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Schedule A

Core Patent Rights

Pending Patent Applications

Filing Date	Serial Number	Title
[*********************]	[*********************]	[*********************]
[*********************]	[*********************]	[*********************]

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Schedule B

Third Party Royalties

None

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Schedule C

Terms of Supply of Instruments, Reagents and Software

The transfer price for all Instruments, Reagents and Software supplied by 454 to CuraGen under Section 2.2.3 of this Agreement shall be equal to the lower of (a) [**********************************************************************] and (b) [**********************************************************************************************************

* ********************]

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

Schedule D

Sales to Human Health Care Companies

[*******************************************************************************************************

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[*******************************************************************************************************

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[*******************************************************************************************************

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Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

EXHIBIT A

Form of Software License Agreement

See Tab 5

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

EXHIBIT B

Form of Beta Site Agreement

See Tab 6

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.